Exhibit 23.1
August 10, 2007
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2007, relating to the financial statements which appears in lululemon athletica inc’s prospectus dated July 26, 2007.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia
August 10, 2007